EXHIBIT 5






                  OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                             505 Park Avenue
                        New York, New York 10022



                            October 31, 1995


MGI Properties
30 Rowes Wharf
Boston, Massachusetts 02110

                  Re:      MGI Properties (the "Trust")

Ladies and Gentlemen:

                  You have requested our opinion in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by you with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 22,880 of the Trust's common shares, par value $1.00 per share (the "Shares"), representing the sum of
(i) 500 Shares awarded to a former employee of the Trust, (ii) 10,380 Shares awarded to certain present employees of the Trust and (iii) 12,000 Shares that may be acquired pursuant to options to purchase Shares granted to advisors of the Trust.

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Declaration of Trust and By-laws of the Trust and the amendments to the foregoing, minutes of meetings of the Board of Trustees and shareholders of the Trust, the Registration Statement and such other documents, instruments and certificates of officers and representatives of the Trust and public officials and we have made such examination of law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based on the foregoing, we are of the opinion that (i) the aggregate of 10,880 Shares awarded to a former employee and present employees of the Trust have been duly and validly issued, and are fully paid and non-assessable and (ii) the 12,000 Shares issuable upon the exercise of options granted to advisors of the Trust, when issued and paid for in accordance with the terms and conditions set forth in the option agreements relating to such grants, will be duly and validly issued, fully paid and non-assessable.


70186.2

                  We advise you that certain members of the firm own an aggregate of 8,630 Shares and hold options to purchase an aggregate of 33,400 Shares.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP


70186.2